UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
Lorillard, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 335-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 28, 2011, the Board of Directors of Lorillard, Inc. (“Lorillard” or the “Company”) adopted the Company’s Amended and Restated By-Laws (the “Amended By-Laws”), effective as of that date, to implement a majority vote standard for the election of directors in uncontested elections. Effective as of the next meeting of shareholders at which directors will be elected, each director up for election in an uncontested election will be elected by a vote of the majority of the votes cast with respect to the nominee. In this context, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” the director. In a contested election, a director will be elected by a plurality standard. On July 28, 2011, the Board also amended the Company’s Corporate Governance Guidelines by adding a provision regarding unsuccessful incumbent directors who fail to receive a majority vote in an uncontested director election. The Company’s amended Corporate Governance Guidelines are available on the Company’s website (www.lorillard.com) under “Investor Relations.” The foregoing summary of the changes in the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is filed herewith and incorporated herein as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated By-Laws of Lorillard, Inc. as of July 28, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC. (Registrant)
By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: July 29, 2011